Exhibit 10.23

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

BICS LICENSE & DEVELOPMENT AGREEMENT

This BICS LICENSE & DEVELOPMENT AGREEMENT, executed on the last date of the signature hereof and effective as of March 1, 2011, (“Effective Date”) is made and entered into by and between Toshiba Corporation, a Japanese corporation with a principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan (“Toshiba”), and SanDisk Corporation, a Delaware corporation, with a principal place of business at 601 McCarthy Boulevard, Milpitas, CA 95035, U.S.A. (“SanDisk”). Toshiba and SanDisk are each referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Toshiba and SandDisk have entered into the Joint Memory Development Yokkaichi Agreement, dated as of February 19, 2008, (“JMDY Agreement”) to pursue certain joint development and research projects that are mutually beneficial to the Parties; and

WHEREAS, Toshiba and SanDisk have entered into the 3D Collaboration Agreement, dated as of June 13, 2008, under which the Parties are jointly developing certain 3D Memory Products (as defined therein) based [***];

WHEREAS, Toshiba, SandDisk and SanDisk Flash B.V. have entered into the Flash Forward Master Agreement, dated as of July 13, 2010 (“FF Master Agreement,” and together with the agreements contemplated thereby, the “FF Agreements”);

WHEREAS, the Parties desire to further expand their collaboration through a project for the joint development of and other technical collaboration based on Toshiba’s proprietary BiCS Technology (as defined below);

NOW, THEREFORE, the Parties agree as follows:

Article 1. DEFINITIONS

Unless otherwise indicated, capitalized terms used in this Agreement without definition have the meanings given to them in the FF Agreements.

1.1 “Affiliate” of any person means any other person which directly or indirectly controls, is controlled by or is under common control with, such Person; provided, however, that the term Affiliate, (a) when used in relation to any joint venture formed by the Parties so long as such entity remains a joint venture, shall not include SanDisk or Toshiba or any Affiliate of either of them, and (b) when used in relation to SandDisk or Toshiba or any Affiliate of either of them, shall not include any joint venture formed by the Parties so long as such entity remains a joint venture.

1.2 “BiCS Technology” shall mean [***].

1.3 “BiCS Memory Products” shall mean [***]. All BiCS Memory Products are governed by this Agreement, unless otherwise mutually agreed in writing by the Parties.

1.4 “BiCS Project” shall mean the joint development of BiCS Technology and associated CMOS Process to be performed under this Agreement.

1.5 “Agreement” shall mean this BiCS License Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto.

1.6 “Authorized Recipients” is defined in Section 11.3.

1.7 “Background Technology” shall mean the BiCS Technology and, if applicable, CMOS Process which have been or will be developed by or for each Party independently of the BiCS Project, owned or controlled by such Party during the term of this Agreement and has been or will be contributed to the BiCS Project hereunder. Background Technology may be SanDisk Background Technology or Toshiba Background Technology, as the context requires.

1.8 “CMOS Process” shall mean Toshiba’s process technology for making any non-memory circuitry necessary as part of BiCS Memory Product.

1.9 “Confidential Information” is defined in Section 11.1.

1.10 “Disclosing Party” is defined in Section 11.2.

1.11 “ICC” is defined in Section 13.6.

1.12 “Jointly Developed Inventions” shall mean inventions jointly made by the employees of Toshiba and SanDisk or their respective Subsidiaries during the performance of joint research and development relating to the BiCS Project.

1.13 “Jointly Developed Patents” shall mean Patents (excluding design patents) that arise out of the Jointly Developed Inventions.

1.14 “Memory Integrated Circuit” shall mean [***].

1.15 “Net Sales Price” shall mean

(a) For sales or transfers of BiCS Memory Products to any person or entity that is [***]; or

(b) For sales or transfers of BiCS Memory Products to any person or entity that is [***].

1.16 “Non-Patent Intellectual Property Rights” shall mean all U.S. and foreign rights in and to all: (a) copyrights and moral rights, (b) unpatented information, trade secrets, know-how, invention disclosures, engineering notebooks, confidential information, data, or materials, (c) mask work rights, and (d) any other similar intellectual or other proprietary rights in any jurisdiction.

1.17 “Patent Family” means all worldwide patents and patent applications, including all continuations, continuations-in-part, divisions, reexaminations, and reissues thereof, that claim priority to one or more common patent applications.

1.18 “Patents” shall mean all U.S. and foreign rights in and to all patents, patent applications and utility models, including all divisions, substitutions, continuations, continuation-in-part applications, and reissues, re-examinations and extensions thereof.

1.19 “Person” means any individual, firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

1.20 “Receiving Party” is defined in Section 11.2.

1.21 “Residuals” shall mean that Confidential Information which may be unintentionally retained in the memories of personnel of either Party who have been assigned by such Party to the BiCS Project and who have had rightful access to the other Party’s confidential information including ideas, concepts, know-how or techniques contained therein.

1.22 “Solely Developed Inventions” shall mean inventions made solely by the employees of either Party or such Party’s Subsidiaries during the performance of joint research and development among the Parties relating to the BiCS Project.

1.23 “Subsidiaries” shall mean any corporation, company or other entity (other than any joint venture formed by the Parties so long as such entity remains a joint venture):

(a) more than fifty percent (50%) of whose outstanding shares or stocks entitled to vote for the election of directors (other than any shares or stocks whose voting rights are subject to restriction) is now or hereafter owned or controlled by SanDisk or Toshiba, as applicable, directly or indirectly, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

(b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by SanDisk or Toshiba, as applicable , but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists. SanDisk 3D LLC, a Delaware limited liability company, with a principal place of business at 601 McCarthy Boulevard, Milpitas, CA 95035, U.S.A., which owns or controls all intellectual property rights that had been owned or controlled by Matrix Semiconductor, Inc., as of the date of its acquisition by SanDisk, shall be considered SanDisk’s Subsidiary.

Article 2. CONTRIBUTIONS, DEVELOPMENT

2.1 Toshiba Contributions. Subject to SanDisk’s payment to Toshiba of the fee provided for in Section 6.1, Toshiba will disclose and contribute its Background Technology as existing on the Effective Date to the BiCS Project immediately after the Effective Date, part of which details are described in Exhibit A attached hereto, and continue to contribute its Background Technology (subject to Section 2.3 below and to the extent permitted under applicable contracts) which shall be deemed reasonably necessary to perform the BiCS Project.

2.2 SanDisk Contributions. SanDisk will disclose and contribute its Background Technology to the BiCS Project (subject to Section 2.3 below and to the extent permitted under other applicable contracts) which shall be deemed reasonably necessary to perform the BiCS Project.

2.3 Separately Developed Contributions. In the event either Party is to introduce to the BiCS Project any of its Background Technology developed with or by a third party, the disclosure and contribution thereof will be subject to prior written consent of the other Party and such Party’s securing either: (a) a no charge sublicense for use by the Parties in the joint development and manufacturing of BiCS Memory Products; or (b) the ability for the other Party to directly secure a license for such Background Technology from such third party on terms that are no less favorable for such other Party than the terms granted by such third party to such licensed Party. If any development activities with such third party are continuing with respect to any Background Technology agreed to be introduced to the BiCS Project, the Parties agree to enter into good faith discussion regarding the potential sharing of costs associated therewith.

2.4 Development of BiCS Technology and BiCS Memory Products.

(a) The Parties agree that equal partnership is important and the Parties will form teams, dedicate each Party’s engineers to perform the BiCS Project as determined by the JMDY Committee and begin work on the development of BiCS Technology, CMOS Process (if applicable) and BiCS Memory Products as of the Effective Date in accordance with the guidelines set forth in the JMDY Agreement. The JMDY Committee will determine (in accordance with the JMDY Agreement) the roadmap and budget of the BiCS Project and will be responsible for the Parties’ implementation and execution of such roadmap.

(b) The JMDY Line located at the Y4 Facility will be used for the BiCS Project, with any development activities for such BiCS Project to start as of the Effective Date in accordance with the guidelines set forth in the JMDY Agreement.

Article 3. OWNERSHIP

3.1 Toshiba IP. During and after the term of this Agreement, Toshiba will exclusively retain all right, title and interest in and to all intellectual property rights created, conceived, owned or developed by or for Toshiba and its Subsidiaries (a) with respect to Toshiba Background Technology or (b) which result from Toshiba’s Solely Developed Inventions(collectively, “Toshiba IP”).

3.2 SanDisk IP. During and after the term of this Agreement, SanDisk or its Subsidiaries, as determined by the ownership relationships separately established among members of the SanDisk group, will exclusively retain all right, title and interest in and to all intellectual property rights created, conceived, owned or developed by or for SanDisk and its Subsidiaries (a) with respect to SanDisk Background Technology or (b) which result from SanDisk’s Solely Developed Inventions (collectively, “SanDisk IP”).

3.3 Jointly Developed IP.

(a) Any right, title and interest in, to and under Jointly Developed Inventions and Jointly Developed Patents shall be jointly owned by Toshiba and SanDisk. Both Parties shall promptly agree on which of them shall file and prosecute the first patent application and in which countries corresponding applications shall be filed and by whom. All expenses incurred in obtaining and maintaining such patents shall be equally shared by the Parties; provided that if one Party elects not to seek or maintain such patents in any particular country or not to share equally in the expense thereof, the other Party shall have the right to seek or maintain such patents in said country at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint. The Party electing not to seek or maintain such patents shall give the other Party any necessary assistance required for the preparation and prosecution of such patents filed or maintained by the other Party.

(b) Each Party shall be free to use such Jointly Developed Inventions an Jointly Developed Patents for any purpose and, each Party shall have the right to grant non-exclusive licenses to [***]; and, provided further, that: [***].

Article 4. LICENSES

4.1 Toshiba BiCS License. Subject to and in consideration of SanDisk’s payment as provided for in Article 6, Toshiba hereby grants to SanDisk and its Subsidiaries a non-exclusive, non-sublicensable, non-transferable and world wide license, to use Toshiba IP under [***] Intellectual Property Rights thereof, to develop, have developed, make, have made, use, sell, offer for sale, import and otherwise dispose of any of SanDisk’s BiCS Memory Products, any other SanDisk semiconductor products and SanDisk integrated circuit memory system containing BiCS Memory Products.

4.2 SanDisk BiCS License. SanDisk hereby grants to Toshiba and its Subsidiaries a non-exclusive, non-sublicensable, non-transferable, world wide and [***] license, to use SanDisk IP under [***] Intellectual Property Rights thereof, to develop, have developed, make, have made, use, sell, offer for sale, import and otherwise dispose of any of Toshiba’s BiCS Memory Products, any other Toshiba semiconductor products and Toshiba integrated circuit memory system containing BiCS Memory Products.

4.3 Notwithstanding anything to the contrary in Sections 4.1 and 4.2, neither Party shall disclose [***] Intellectual Property Rights to any third party without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

4.4 Subject to each Party’s obligations under the provisions of Articles 3, 9, 10 and 13, each Party shall be free to use, improve or modify without additional compensation to the other Party, the Residuals, including the use, improvement or modification of such Residuals in the development and manufacture of such Party’s products; provided that this Section, by itself, shall not be deemed to grant to such Party any rights or licenses under any Patents of the other Party nor shall this Section operate to waive such Party’s confidentiality obligations under Article 11. In no event shall such either Party or its Personnel publish or disseminate said Residuals to any third party.

Article 5. IP LITIGATION

5.1 General. If one Party is sued, but not the other, in litigation relating to a claim by a third party that BiCS Technology infringes or BiCS Memory Products infringe any patent owned by such third party, the Party that is the defendant in the litigation shall take the lead on the defense and the Party not sued shall reasonably assist such Party named as the defendant.

5.2 Jointly Developed IP; Defense. Toshiba and SanDisk will jointly defend against claims for infringement of third party patents to the extent arising from Jointly Developed Inventions provided that each Party shall have a responsibility to resolve the issue at its own discretion, subject to the consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. The Parties shall discuss in good faith the respective role of each Party for such joint defense (including who would take the lead on defense) on a case-by-case basis considering various factors such as jurisdiction where litigation has been filed.

5.3 Jointly Developed IP; Enforcement. [***] In the event that either party desires to litigate such infringement and the other party refuses or fails to do so, [***], the party desiring litigation may in his or its sole discretion, and at his or its sole cost and expense (including reimbursement of unavoidable expenses of the other party), bring and proceed [***]. For the avoidance of doubt, a license under a Jointly Developed Patent as result of such suit shall be subject to the limitation set forth in Section 3.3 (b).

Article 6. PAYMENT

6.1 [***]

6.2 [***]

6.3 All payments under this Article 6 shall be made in USD by wire transfer of immediately available funds to the following account or such other account as may be designated by Toshiba to SanDisk in writing:

[***]

6.4 Where the provisions of this Agreement require the conversion of an amount initially computed in another currency into USD, the USD amount payable shall be calculated for JPY using the bid side Bfix rate, and for all other currencies using the mid composite rates published by Bloomberg at 7:00 am PST/PDT on the last business day of the SanDisk fiscal month of each applicable period.

6.5 All payments provided for in this Article 6 shall be made without deduction of taxes; provided, however, that in the event any withholding income tax is imposed by U.S. tax law on any amount payable to Toshiba hereunder, SanDisk may withhold such tax from such amount. In the event tax is withheld on any amount, SanDisk shall without undue delay obtain and send to Toshiba tax documentation evidencing the tax amount withheld and paid to the U.S. tax authorities. Upon request from SanDisk, Toshiba shall prepare, or update, and provide without undue delay any completed U.S. withholding tax exemption forms, such as Form W-8BEN or similar forms, requested and deemed appropriate by SanDisk for the U.S. portion of such payments to comply with U.S. tax law.

6.6 SanDisk shall keep for a period of five (5) years after each payment hereunder detailed and accurate records and books of accounts as may be necessary to ascertain and verify the amount payable to Toshiba hereunder. Toshiba is entitled at Toshiba’s cost to have such records and books of SanDisk inspected by an independent public accountant acceptable to SanDisk during normal business hours, upon reasonable notice and not more frequently than once per year. In the event that any report understates the payable amounts due to Toshiba for the period under such audit by more than [***] SanDisk shall pay, upon request of Toshiba, any shortfall and reimburse Toshiba for the cost of such audit.

6.7 In the event any compensation payable to Toshiba by SanDisk under this Agreement becomes overdue other than as a result of any action or inaction on the part of Toshiba, Toshiba shall be entitled to request SanDisk to pay interest at a rate per annum equal to [***] in excess of the “Prime Rate” of Bank of Japan at the time the applicable payment is due and for the period until such compensation is paid.

Article 7. COSTS

All costs and expenses associated with the BiCS Project shall be shared and allocated in accordance with [***].

Article 8. PRODUCTION

Notwithstanding any other provisions of this Agreement or unless otherwise expressly mutually agreed upon by the Parties, all BiCS Memory Products for SanDisk and its Affiliates shall be produced within the Parties joint ventures, and all BiCS Memory Products for Toshiba and its Affiliates shall be produced within the Parties joint ventures and Toshiba facilities.

Article 9. WARRANTY

9.1 Each Party provides to the other Party its technical information on an “AS-IS” basis only, and does not make any warranty or representation with respect to such technical information for any purpose.

9.2 Each Party represents and warrants to the other that:

(a) it has the corporate power and authority and the legal right to enter in to this Agreement and to perform its obligations hereunder; and

(b) the execution and delivery of this Agreement and the performance of its obligations hereunder, including the contributions to be made and the licenses to be granted hereunder by such Party, do not conflict with or constitute a default under any of its contractual obligations with any third party.

9.3 Nothing contained in this Agreement shall be construed as:

(a) a warranty or representation that the manufacture, use, sale or other disposal of semiconductor products by the other Party using any technical information received under this Agreement will be free from infringement of Patents or any other intellectual property rights of any third Party;

(b) conferring the other Party any right to use in advertising, publicity or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulations thereof of either Party;

(c) conferring the other Party, by implication, estoppel or otherwise, any license or other right, except for the licenses and rights expressly granted hereunder; and

(d) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

9.4 Warranty Disclaimer. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN, EACH PARTY MAKES NO WARRANTIES AND DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS REGARDING BICS TECHNOLOGY, CMOS PROCESS, BICS MEMORY PRODUCT AND ANY TECHNOLOGY OR CONFIDENTIAL INFORMATION SHARED BY EITHER PARTY PURSUANT TO THIS AGREEMENT.

Article 10. LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL. PUNITIVE OR INDIRECT DAMAGES OF ANY KIND, (INCLUDING LOSS OF PROFIT OR DATA, LOST REVENUES OR LOSS OF USE) RESULTING FROM, ARISING OUT OF OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT OR PERFORMANCE OR FAILURE TO PERFORM HEREUNDER WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, OR NEGLIGENCE OF THAT PARTY AND WHETHER OR NOT SUCH PARTY WAS ADVISED OF OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF SUCH LOSS.

Article 11. CONFIDENTIALITY

11.1 In this Agreement, “Confidential Information” means information disclosed in written, recorded, graphical or other tangible from which is marked as “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature, and/or orally or in other intangible form, identified as confidential at the time of disclosure and confirmed as confidential information in writing within [***] of its initial disclosure.

11.2 For a period of [***] from the date of receipt of the Confidential Information disclosed by one Party (“Disclosing Party”) hereunder, the receiving Party (“Receiving Party”) agrees to safeguard the Confidential Information and to keep it in confidence and to use reasonable efforts, consistent with those used in the protection of its own confidential information, to prevent its disclosure to third parties other than its majority-owned subsidiaries, except that the Receiving Party shall not be obligated hereunder in any way with respect to information which:

(a) is already known to the Receiving Party at the time of its receipt from the Disclosing Party as reasonably evidenced by its written records;

(b) is or becomes publicly available without breach of this Agreement by the Receiving Party;

(c) is made available to a third party by the Disclosing Party without restriction on disclosure;

(d) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement;

(e) is independently developed by the Receiving Party as reasonably evidenced by its written records contemporaneous with such development;

(f) is disclosed with the prior written consent of the Disclosing Party, provided that each recipient from the Receiving Party shall execute a confidentiality agreement prohibiting further disclosure of the Confidential Information, under terms no less restrictive that those provided in this Agreement;

(g) is required to be disclosed by the order of a governmental agency or legislative body of a court of competent jurisdiction, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

(h) is required to be disclosed by applicable securities or other laws or regulations, provided that either Party shall, prior to any such disclosure, provide the other Party with notice which includes a copy of the proposed disclosure. Further, the disclosing Party shall consider the other Party’s timely input with respect to the disclosure.

11.3 Receiving Party shall use its reasonable best efforts to limit dissemination of the Disclosing Party’s Confidential Information to such of its employees and employees of its majority-owned subsidiaries who have a need to know such information for the purpose for which such information was disclosed to it and who are bound to retain the confidentiality under provisions similar to those set forth herein (“Authorized Recipients”). Receiving Party understands that disclosure or dissemination of the Disclosing Party’s Confidential Information not expressly authorized hereunder would cause irreparable injury to the Receiving Party, for which monetary damages would not be an adequate remedy and the Disclosing Party shall be entitled to equitable relief in addition to any remedies the Disclosing Party may have hereunder or at law.

11.4 Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed as granting or conferring any rights, licenses or relationships by the transmission of the Confidential Information.

11.5 All Confidential Information disclosed hereunder shall remain the property of the Disclosing Party. Upon request by the Disclosing Party, the Receiving Party shall return all Confidential Information, including any and all copies thereof, or certify in writing that all such Confidential Information had been destroyed.

Article 12. TERM AND TERMINATION

12.1 This Agreement shall become effective on the Effective Date and continue in full force and effect until the later of the termination of the: (a) FP Master Agreement, (b) FA Master Agreement, or (c) FF Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both Parties.

12.2 If either Party fails to perform or breaches any of its material obligations under this Agreement, then, upon [***] written notice specifying such failure or breach, the non-defaulting Party shall have the right to terminate this Agreement forthwith, unless the failure or breach specified in the notice has been cured during the [***] period. Termination of this Agreement pursuant to this Section 12.2 shall not relieve the breaching Party from any liability arising from any breach of this Agreement and such termination shall be without prejudice to any other rights and remedies of the non-breaching Party provided at law or in equity, in addition to the rights and remedies set forth in this Agreement. Notwithstanding anything to the contrary herein, any claims of breach shall follow the dispute resolution procedures set forth in Section 1.04(e) of [***].

12.3 Either Party shall have the right to terminate this Agreement by giving written notice to the other Party upon the occurrence of any of the following events:

(a) the filing by the other Party of a voluntary petition in bankruptcy or insolvency;

(b) any adjudication that such other Party is bankrupt or insolvent;

(c) the filing by such other Party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

(d) the appointment of a receiver for all or substantially all of the property of such other Party; or

(e) the making by such other Party of any assignment of whole or substantial assets for the benefit of creditors.

This Agreement shall terminate on the thirtieth (30th) day after such notice of termination is given.

12.4 The provisions of Articles and Sections 3, 9, 10, 11 and 13, and any payments which become due pursuant to Article 6 as of the date of termination or expiration of this Agreement, shall survive any termination or expiration of this Agreement. Upon expiration of this Agreement pursuant to Section 12.1, all rights and licenses granted under Article 4 shall survive such expiration subject to the applicable royalty payments and terms provided for in Article 6. Upon termination of this Agreement by one Party hereto (the “terminating Party”) pursuant to Article 12.2 or 12.3, all rights and licenses granted hereunder to the other Party on which the termination takes effect (the “terminated Party”) shall immediately terminate according to the terms thereof and such terminated Party shall take reasonable steps to destroy or, at the terminating Party’s request, return to such terminating Party all technical information received from the terminating Party in tangible form. All rights and licenses granted hereunder to the terminating Party shall not be affected by such termination.

Article 13. GENERAL PROVISIONS

13.1 Entire Agreement. This Agreement, together with the exhibits, schedules, appendices and attachments thereto, constitutes the agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

13.2 Amendment and Waiver. No amendment to or waiver of this Agreement shall be effective unless it shall be in writing, identify with specificity the provisions of this Agreement that are thereby amended or waived and be signed by each Party hereto. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument duly executed and delivered by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

13.3 Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (except as may be expressly provided in this Agreement) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereto waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The Parties hereto shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the Parties for entering into this Agreement cannot be preserved, this Agreement shall either be renegotiated or terminated by mutual agreement of the Parties.

13.4 Assignment. Except as may otherwise be specifically provided in this Agreement, no Party hereto shall assign or otherwise transfer this Agreement or any of its rights hereunder (except for any assignment or transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such Party, which transfer shall not require any consent of the other Party, [***] without the prior written consent of each other Party hereto (which consent may be withheld in each such other Party’s sole discretion), and any such purported transfer without such consent shall be void. Notwithstanding the foregoing, this Agreement, any rights and licenses granted to SanDisk and any obligations of Toshiba hereunder shall not be assigned (and any purported assignment shall be considered null and void), if a Change of Control occurs with respect to SanDisk and the successor in interest to the business of SanDisk is a Toshiba competitor.

13.5 Remedies.

(a) Except as may otherwise be specifically provided in this Agreement, the rights and remedies of the Parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the Parties hereto would otherwise have.

(b) Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement; provided, however, in the absence of exigent circumstances, the Parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in Section 13.6 hereof until the Parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

13.6 Arbitration. In the event there is a dispute between the Parties: (a) that relates to this Agreement, and (b) for which there is no specific dispute resolution process already set forth in this Agreement to resolve such dispute, the Parties to this Agreement shall endeavor to settle any dispute that arises between or among them through good faith discussion and mutual agreement. If the Parties cannot resolve such dispute through good faith discussion and mutual agreement, then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce (the “ICC”). The awards of such arbitration shall be final and binding upon the Parties thereto. Each Party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the ICC shall be borne equally by the Parties.

13.7 Parties in Interest; Limitation on Rights of Others. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any Person (other than the parties hereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

13.8 Headings. The Article and Section headings of this Agreement are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.

13.9 Counterparts; Effectiveness. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. This Agreement shall not become effective until one or more counterparts have been executed by each Party hereto and delivered to the other Parties hereto.

13.10 Construction. References in this Agreement to any gender include references to all genders, and references in this Agreement to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term “party” when used in this Agreement means a party to this Agreement. References in this Agreement to a party or other Person include their respective permitted successors and assigns. The words “include”, “includes” and “including”, when used in this Agreement, shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references used in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

13.11 Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the parties hereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

13.12 No Implied Licenses. All rights not expressly granted hereunder by a Party are hereby retained in their entirety by such Party. Moreover, there are no implied grants or licenses hereunder and the only rights or licenses granted to either Party are limited to those rights and licenses expressly set forth herein.

13.13 No Implied Consent Requirement. Except for consent requirements that are expressly set forth herein, no obligations to obtain any consent shall be implied under this Agreement.

13.14 Notices. All notices and other communications to be given to any party under this Agreement shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by e-mail or facsimile (if confirmed within three Business Days by delivery of a copy by hand, courier or overnight delivery service), or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

(a) If to Toshiba:

Toshiba Corporation Semiconductor Company

1-1 Shibaura 1-Chome Minato-Ku,

Tokyo 105-8001 Japan

Attention: Vice President, Memory Division

Telephone: [***]

Facsimile: [***]

With a copy to:

Toshiba Corporation Semiconductor Company

Legal Affairs Division

1-1	Shibaura 1-Chome Minato-Ku

Tokyo 105-8001 Japan

Attention: General Manager

Telephone: [***]

Facsimile: [***]

(b) If to SanDisk:

SanDisk Corporation

601 McCarthy Boulevard

Attention: President and CEO

Milpitas, CA 95035 USA

Telephone: [***]

Facsimile: [***]

With a copy to:

SanDisk Corporation

601 McCarthy Boulevard

Milpitas, CA 95035 USA

Attention: Senior Vice President and General Counsel

Telephone: [***]

Facsimile: [***]

13.15 Export Laws. Neither Party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan or the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities. Neither Party will use technical information supplied by the other Party hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereafter “weapons of mass destruction”). Each Party agrees that it will not knowingly sell any products manufactured using the other Party’s technical information to any third party if it knows that the end-user of the products will use them for the development and/or manufacture of the weapons of mass destruction.

13.16 Resolution of Conflicts. In the event of a conflict between the terms and conditions set forth in various agreement referenced herein, the order of precedence for such terms and conditions with respect to the subject matter hereof shall be as follows:

(a) this Agreement;

(b) [***]; and then

(c) [***].

13.17 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where Japanese law is mandatory.

13.18 [***]

[Rest of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers or representatives.

Toshiba Corporation		SanDisk Corporation

By:	/s/ Kiyoshi Kobayashi	By:	/s/ Sanjay Mehrotra
Name:	Kiyoshi Kobayashi	Name:	Sanjay Mehrotra
Title:	Corporate Senior Vice President President and CEO Semiconductor Company	Title:	President and CEO

Date:	Mar 9, 2011	Date:	March 3, 2011

[Signature page to BiCS License & Development Agreement]